EMPLOYMENT AGREEMENT


THIS AGREEMENT is made by and between ACCENT SOFTWARE INTERNATIONAL LTD., an Israeli corporation, having its principal place of business at 28 Pierre Koenig Street, Jerusalem (hereinafter "the Employer or Company"), and MOSHE KRANC, I.D. No. __________, residing at Rehov Efrata 31, Jerusalem (hereinafter "the Employee), on 12 September 1996.

       WHEREAS the Employer is a Company carrying on the business of writing and developing software products; and

       WHEREAS the Employer is prepared to employ the Employee and the Employee is prepared to be so employed on the said basis and on the conditions set out in this Agreement hereinafter,

NOW THEREFORE THE PARTIES COVENANT AND AGREE, EACH WITH THE OTHER, AS FOLLOWS:

1.   Employment of Employee

         The Employer agrees to employ the Employee and the Employee agrees to be employed by the Employer as Senior Vice President of Product Development on the specific terms and conditions set out in this Agreement hereinafter. The terms of the Employee's employment shall also be governed, insofar as relevant, by the provisions of the Employer's Employment Policy Handbook, the provisions of which, as amended from time to time, are hereby incorporated into this Agreement by reference (hereinafter "the Employment Policy").


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2.  Working Hours

         The Employee shall be employed by the Employer on a full-time basis, namely for not less than forty-five (45) hours per week (inclusive of meal time). It is agreed that the Employee is being employed in a senior, managerial position that requires a special degree of skill and devotion, requiring a special relationship of trust between the Employer and the Employee, and may require work beyond the Employer's normal business hours, which hours cannot be overseen by the Employer. It is therefore agreed that the renumeration referred to in section 4, below, shall cover any additional time devoted by the Employee in excess of normal working hours, and no compensation for overtime as defined and set forth in the Hours of Work and Rest Law shall be payable.

3.  Employee's Duties and Obligations

     During the period of his employment:

       a) The Employee shall devote his full time, efforts and ability to the advancement of the projects of the Employer to which he may be assigned.

       b) The Employee shall carry out his work in accordance with instructions which he receives from the Employer given to him by its Chief Executive Officer or such other person appointed by Employer as his supervisor from time to time.

       c) The Employee, without the express, written permission of the Employer, shall not work at any other place of employment nor shall he in any way be involved in the development of software similar to or competing with the software developed and/or marketed by the Employer nor in any way similar to the business being carried on by the Employer, except for the benefit of the Employer, within the framework of this Agreement.


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4.   Compensation

       a) In consideration for his work for the Employer as set in this Agreement, the Employee shall be paid a gross monthly salary in the amount of the NIS equivalent of US $10,834.00. Such salary includes, as an integral part thereof, payments due the Employee for travel (Damei Nesiya) and recreation pay (Damei Havra'ah). Such salary shall be reviewed on an annual basis on or about Employee's anniversary date.

       b) The Employee shall participate in a management employee's insurance scheme whereby five percent of his base salary shall be deducted therefrom and paid as premiums and the Employer shall contribute an equal amount as well as an amount equal to 8 1/3% of Employee's base salary in lieu of severance pay, all in accordance with the terms of the scheme which shall be chosen and provisions of law. In addition, the Employer shall pay the necessary amounts for the Employee's enrollment in a long term disability plan of the Employer's choice.

       c) The Employee shall be entitled to join a continuing education fund (keren hishtalmut) to be calculated on his base salary.

       d) The Employee shall have the exclusive use of a passenger van owned or leased by the Employer, the expenses of which shall be paid by the Employer.

       e) The Employer shall deduct from the compensation of the Employee national insurance fees, income tax and any other amounts as dictated by law, and shall provide the Employee with the required documentation on such deductions.


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5.   Vacation and Sick Leave

         The Employee shall be entitled to fifteen (15) paid vacation days annually and sick leave in accordance with legal requirements as reflected in the Employment Policy.

6.   Copyright and Ownership of Software

         The Employee hereby assigns and agrees to assign to the Employer or its subsidiaries or affiliates, as appropriate, its successors, assigns or nominees, the Employee's entire right, title and interest in any developments, designs, patents, inventions and improvements, trade secrets, trademarks, copyrightable subject matter or proprietary information which the Employee has made or conceived, or may make or conceive, either solely or jointly with others, while providing services to the Employer, or with the use of the time, material or facilities of the Employer or relating to any actual or anticipated business, research, development, product, service or activity of the Employer, or suggested by or resulting from any task assigned to the Employee or work performed by the Employee for or on behalf of the Employer, whether or not such work was performed prior to the date of this Agreement. It is further agreed, that without further charge to the Employer, but at its expense, the Employee will execute and deliver all such further documents as may be necessary, including original applications and applications for renewal, extension or reissue of such patents, trademark registrations or copyright registrations, in any and all countries, to vest title thereto in the Employer, its successor, assigns or nominees.


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7.   Confidentiality of Information

       a) The Employee declares that he knows and is fully aware that all the software written and/or sold and/or distributed and/or developed and/or in the process of any of the foregoing, by the Employer or his employees or by any other person for the Employer, even if not located at his offices or with distributors of the software and/or customers of the Employer, constitute valuable property and a business secret of the Employer or of the Employer's clients and business partners. The Employee further acknowledges that in the course of his employment, he may learn of other confidential and proprietary information and trade secrets of the Employer. The Employee undertakes to keep confidential all information about the software and other confidential and proprietary information and trade secrets, and not to reveal such information to any person whomsoever, neither during the period of his employment by the Employer nor subsequent thereto, and the Employee shall use his best efforts to prevent the publication or disclosure of any secret or process or information related to the Employer's or its clients' software, business, work methods, customers, suppliers, partners or any other subject, identified as confidential, which comes to his knowledge during the term of his employment.

       b) The Employee undertakes not to make any copies whatsoever of the software, nor to permit others so to do, nor to remove from the offices of the Employer or any other place of work to which he may be sent by the Employer, any document, disk, magnetic tape or other media whatsoever which contains any part of the software or data on the software of the Employer or any client, supplier or customer of the Employer.

       c) Notwithstanding the foregoing provisions, where the Employee is specifically authorized to carry out certain work at his home, he may take a copy only of that software absolutely necessary in order for him to be able to perform such work after registering each piece of software so taken with the Employer. Employee shall take all reasonable steps to ensure the security of such software while at his home, and upon completion of each part of the work being carried on at his home, he shall return to the offices of the Employer all copies of the software so prepared or required for its preparation, and shall ensure that no copies thereof remain at his home or on the computers there located.

       d) Employee undertakes to keep confidential and not to transfer, inform, submit or bring to the knowledge of any person, information of clients of Employer which is classified by such clients as confidential and which is gained by Employee in the course of his employment by Employer or as a result thereof.


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8. Covenant Not to Compete

         On the termination (for whatever cause and howsoever arising) of his employment, the following shall apply:

       a) The Employee shall not at any time disclose to any third party or use or seek to use or knowingly allow any third party to use or seek to use any matter or information coming to his knowledge or attention during the period of his employment hereunder which he knows or ought reasonably to have known to be a trade secret of the Company or otherwise of a confidential nature relating in any way to the customers of the Company or the business or affairs of or manufacturing or other processes from time to time carried out or conducted by the Company, provided that this sub-clause shall not operate so as to prevent or restrict the Employee from using his own personal knowledge or skill in any business or trade in which he may (subject to the provisions hereof) be lawfully engaged following termination of his employment hereunder.

       b) The Employee undertakes that in his future work, after completing his employment with the Company, he will not utilize any procedures and/or programs and/or computer instructions and/or parts of the software known to him as a result of his employment that are not public knowledge, neither for his own use or work or for the creation of software products for himself and/or for the development of software products for any other person, whether or not for a fee or profit. This undertaking shall not prevent the Employee from utilizing the general knowledge and experience that he acquired during the term of his employment as he sees fit, provided that he does not utilize the knowledge he gained of the specific programs as set out above.

       c) So long as Employee is employed by Company and for a period of twenty four (24) months after the termination of the Employee's employment, Employee agrees not to enter into competitive activity, including becoming an owner, executive officer, or director of, or consultant to, any firm or person that competes with the Company or its affiliated companies. For purposes of this Clause, "competitive activity" shall mean any activity, without the written consent of the Board, consisting of Employee's participation in the management of, or his acting as a consultant for or employee of, any business operation of any enterprise if such operation engages in the development, production, sale and/or marketing of any product that competes with any product developed and/or produced by Company or jointly developed and/or produced with an affiliated company, or in the process of being developed and/or produced by the Company or in the process of being developed and/or produced jointly with an affiliated company, during Employee's employment or at the time of Employee's termination, provided, however, that the Employee may own any securities of any corporation that engaged in such business and is publicly owned and traded but in any amount not to exceed at any time 5% (five percent) of any class of stock or securities of such company, so long as he has no active role in the publicly owned and traded company as director, employee, consultant, or otherwise. To remove all doubt, nothing in this paragraph shall prevent the Employee from being a consultant to or an employee of a competitor of the Company or an affiliated company during the term of this non-competition clause provided that he does not otherwise violate the terms of this paragraph.

       d) While employed by the Employer and for twenty-four (24) months following the termination of his employment, the Employee shall not directly or indirectly solicit, entice, persuade, or induce any employee of the Employer, or any third party then under contract to the Employer, to terminate his employment by or contractual relationship with the Employer, or to enter into contractual relations with a competitor of the Employer, or authorize or assist in the taking of any such actions by any third party.


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       e)     Employee agrees that the time specified in this paragraph (twenty four (24) months) is reasonable in view of the nature of the business in which the Employer is engaged and proposes to engage, his access to the confidential and proprietary information of the Employer and his knowledge of the Employer's business. The restrictions upon the Employee in this Agreement shall be in addition to and not in substitution for any obligations imposed upon him by law in relation to confidential information or otherwise, and so that each of the foregoing restrictions in paragraphs 7 and 8, above, shall constitute separate agreements between the Employer and the Employee and shall be in addition to and not in substitution for any obligations imposed upon him by the general law.

9. Saving Provision

         Employer and Employee agree and stipulate that the agreements and covenants not to compete contained in this Agreement are fair and reasonable in their scope and duration in light of all the facts and circumstances of the relationship between Employee and Employer; however, Employee and Employer are aware that in certain circumstances courts have refused to enforce certain agreements not to compete. Therefore in furtherance and not in derogation of the provisions of the preceding paragraphs, the parties agree that in the event a court declines to enforce the provisions of paragraph 9, above, that those provisions shall be deemed to be modified to restrict Employee's competition with Employer to the maximum extent, in both time, content and geography, which a competent court shall find enforceable; however, in no event shall those provisions be deemed more restrictive to Employee than those contained therein.

10. Injunctive Relief

         Employee acknowledges that disclosure of any Confidential Information or breach of any of the non-competitive covenants or agreements contained herein will give rise to irreparable injury to Employer or clients of Employer, inadequately compensable in damages. Accordingly, Employer or, where appropriate a client of Employer, may seek and obtain injunctive relief against the breach or threatened breach of the foregoing undertakings, in addition to any other legal remedies which may be available. Employee further acknowledges and agrees that in the event of the termination of employment with Employer, Employee's experience and capabilities are such that Employee can obtain employment in business activities which are of a different or non-competing nature with his or her activities as an employee of Employer; and that the enforcement of a remedy hereunder by way of injunction shall not prevent Employee form earning a reasonable livelihood. Employee further acknowledges and agrees that the covenants herein are necessary for the protection of Employer's legitimate business interests and are reasonable in scope and intent.
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11.  Termination

       a) Termination for No Cause: Either party may bring the period of employment to a close by giving the other party written notice of at least sixty (60) days in accordance with legal requirements. The Employer, at its sole discretion, may terminate the Employee effective immediately and pay the Employee the salary equivalent of the required period of notice.

       b) Termination for Cause: Notwithstanding paragraph 11(a), above, the Employer may terminate the Employee's employment without prior notice and without the payment to the Employee of his salary for the two (2) month period of notice provided for in paragraph 11(a), above, if the Employee shall, at any time: i) be guilty of serious misconduct or any other conduct that, in the reasonable opinion of the Employer, brings the Employer or any parent, affiliate or subsidiary of the Employer into disrepute; and/or ii) be convicted of any criminal offense of disrepute.

       c) Nothing in this section shall prevent or limit the Employer from protecting its interests as allowed by law. The provisions of paragraphs 6, 7 and 8 of this Agreement shall continue to apply after the termination of the employment period.

12. Possession

         The Employee agrees that upon request by the Employer, and in any event upon termination of the Employee's employment, the Employee shall turn over to the Employer all documents, papers or other material in the Employee's possession or under the Employee's control which may contain or be derived from confidential and proprietary information, together with all documents, notes, or the Employee's work products which are connected with or derived from the Employee's services to the Employer and all copies of software obtained from the Employer shall be either returned to the Employer or, as appropriate, permanently deleted.


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13. Enforceability

         The provisions of this Agreement shall be enforceable notwithstanding the existence of any claim or cause of action of Employee against Employer whether predicated on this Agreement or otherwise.

14. Governing Law and Venue

         This Agreement shall be governed by and construed in accordance with the laws of the State of Israel. Jurisdiction for the litigation of any dispute, controversy or claim arising out of or in connection with this Agreement shall be in a court having subject matter jurisdiction located in Jerusalem, Israel.

15. Entire Agreement

         This Agreement constitutes the entire agreement between the parties with respect to this subject matter and supersedes all previous proposals, both oral and written, negotiations, representations, commitments, writings and all other communications between the parties. This Agreement may not be modified except by an instrument in writing signed by the parties.

16. Severability

         If any provision of this Agreement is determined by a court of competent jurisdiction to be invalid or unenforceable, such determination shall not affect the validity or enforceability of any other part or provision of this Agreement.

17. Waiver

         No waiver by the Employer of any breach of any provisions of this Agreement shall constitute a waiver unless made in writing and signed by an authorized representative of the Employer.
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18. Preamble

         The preamble to this Agreement constitutes an integral part hereof.

19. Headings

         The headings in this Agreement are for the convenience of organization and reference. They are not intended by the parties to have any relevance in the interpretation of this Agreement.


IN WITNESS WHEREOF the parties hereto have hereunto set their hands at the place and on the date first above written.


Accent Software International Ltd.
per:


                                               /s/ MOSHE KRANC
________________________                       _____________________
Employer                                             Employee